UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

MTM Technologies, Inc.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1200 High Ridge Road, Stamford, Connecticut   06905
(Address of Principal Executive Offices)           (Zip Code)

Registrant’s telephone number, including area code:   (203) 975-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          As previously disclosed, the Board of Directors of MTM Technologies, Inc. (the “Company”) approved a plan to voluntarily: (i) delist the Company’s common stock from the NASDAQ Stock Market, Inc. (the “NASDAQ”); and (ii) deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          On July 24, 2009, the Company filed a Form 25 with the SEC to effect the delisting of its common stock from NASDAQ. The delisting will become effective 10 days after the filing date of the Form 25.

          The Company intends to file a Form 15 with the SEC on or about August 3, 2009, to terminate the registration of its common stock under the Exchange Act and suspend its reporting obligations with the SEC. The Company expects the termination of registration will become effective 90 days after the date of the filing of the Form 15. The Company’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will be suspended immediately upon filing the Form 15.

          A copy of the Company’s press release announcing the decision to delist and deregister its common stock has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 99.1        Press release of MTM Technologies, Inc., dated July 14, 2009.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC.
(Registrant)

July 24, 2009	By:	/s/ Steven Stringer
Steven Stringer
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Exhibit 99.1      Press release of MTM Technologies, Inc., dated July 14, 2009.